EXHIBIT 4.5

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.,

as Issuer

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor

and

THE BANK OF NEW YORK,

as Trustee

FIRST SUPPLEMENTAL SENIOR INDENTURE

Dated as of January 31, 2006

to the Senior Indenture dated as of January 31, 2006

Creating the series of debentures designated

1.75% Convertible Senior Debentures due 2026

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions	1

Section 1.2	Incorporation by Reference of Trust Indenture Act	13

Section 1.3	Rules of Construction	13

ARTICLE 2
THE DEBENTURES AND THE GUARANTEES

Section 2.1	Title and Terms	14

Section 2.2	Form of Debentures	15

Section 2.3	Global DebenbturesLegends	16

Section 2.4	Form of Guarantee	16

Section 2.5	Book-Entry Provisions for the Global Debentures	17

Section 2.6	Defaulted Interest	19

Section 2.7	Execution of Guarantees	19

Section 2.8	Add On Debentures	19

ARTICLE 3
[RESERVED.]

ARTICLE 4
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 4.1	Issuer May Consolidate, etc., on Certain Terms	21

ARTICLE 5
MEETING OF HOLDERS OF DEBENTURES

Section 5.1	Purposes for Which Meetings May Be Called	22

Section 5.2	Call Notice and Place of Meetings	22

Section 5.3	Persons Entitled to Vote at Meetings	22

Section 5.4	Quorum; Action	22

Section 5.5	Determination of Voting Rights; Conduct and Adjournment of Meetings	23

Section 5.6	Counting Votes and Recording Action of Meetings	24

Section 5.7	Acts of Holders of Debentures	24

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	ARTICLE 10
	MISCELLANEOUS PROVISIONS

Section 10.1	Scope of Supplemental Indenture	52

Section 10.2	Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Debentures	52

Section 10.3	Successors and Assigns of Issuer and Guarantor Bound by Supplemental Indenture	52

Section 10.4	Notices and Demands on Issuer, Trustee and Holders of Debentures	52

Section 10.5	Officers’ Certificates and Opinions of Counsel; Statements to be Contained Therein	54

Section 10.6	Payments Due on Saturdays, Sundays and Holidays	55

Section 10.7	Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939	55

Section 10.8	New York Law to Govern	55

Section 10.9	Counterparts	55

Section 10.10	Effect of Headings	55

Section 10.11	Submission to Jurisdiction	55

	ARTICLE 11
	SUPPLEMENTAL INDENTURES

Section 11.1	Without Consent of Holders	56

	ARTICLE 12
	SATISFACTION AND DISCHARGE

Section 12.1	Satisfaction and Discharge	56
EXHIBITS
EXHIBIT A:	Form of Debenture	A-1

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FIRST SUPPLEMENTAL INDENTURE, dated as of January 31, 2006, among Teva Pharmaceutical Finance Company B.V., a private limited liability company formed under the laws of the Netherlands Antilles (the “Issuer”), Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel (the “Guarantor”), and The Bank of New York, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Senior Debt Indenture, dated as of January 31, 2006 (the “Base Indenture”), providing for the issuance from time to time of one or more series of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Section 7.01(e) of the Base Indenture provides that the Issuer, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture insofar as it will apply only to the 1.75% Convertible Senior Debentures Due 2026 (the “Debentures”) issued hereunder (and not to any other series); and

WHEREAS, all things necessary have been done to make the Debentures, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Debentures by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Debentures as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

For all purposes of this Supplemental Indenture and the Debentures, the following terms are defined as follows:

“Act”, when used with respect to any Holder of a Debenture, has the meaning specified in Section 5.7.

“Add On Debentures” means any Debentures originally issued after the date hereof pursuant to Section 2.8, including any replacement Debentures as specified in the relevant Add On Debenture Board Resolutions or Add On Debenture supplemental indenture issued therefor in accordance with the Base Indenture.

“Additional ADRs” has the meaning specified in Section 9.15.

“Additional Tax Amounts” has the meaning specified in Section 6.2.

“ADR Depositary” means The Bank of New York, a New York banking corporation, and any successor as depositary under the Deposit Agreement.

“ADRs” means the American Depositary Receipts issued under the Deposit Agreement evidencing the ADSs.

“ADSs” means the American Depositary Shares representing Deposited Securities.

“Agent Member” has the meaning specified in Section 2.5.

“Applicable Stock Price” has the meaning specified in Section 9.17.

“Authorized Agent” has the meaning specified in Section 10.11.

“Board” means the board of directors or the board of managers of the Issuer, or any other body or Person authorized by the organizational documents or by the members of the Issuer to act for it.

“Board Resolution” means one or more resolutions, certified by the secretary of the Board to have been duly adopted or consented to by the Board and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Debenture, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Debenture, is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” means:

1)	in the case of a corporation, corporate stock;

2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Amount” has the meaning specified in Section 9.17.

“Change of Control” means the occurrence of any of the following after the original issuance of the Debentures:

(1) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Guarantor entitling such person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Guarantor entitled to vote generally in elections of directors, other than any such acquisition by the Guarantor, any subsidiary of the Guarantor or any employee benefit plan of the Guarantor or any subsidiary of the Guarantor; or

(2) any consolidation or merger of the Guarantor with or into any other Person, any merger of another Person into the Guarantor, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Guarantor to another Person, other than in each case any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Guarantor or (y) pursuant to which holders of Capital Stock of the Guarantor immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Guarantor entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction;

provided, however, that a Change of Control shall not be deemed to have occurred if (A) at least 90% of the consideration in the transaction or transactions otherwise constituting a Change of Control consists of securities traded or to be traded immediately following such change in control on a U.S. national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Debentures become convertible solely into such securities; or (B) the Trading Price per ADR for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control described in clause (1) of this definition of Change of Control, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control described in clause (2) of this definition of Change of Control, shall equal or exceed 110% of the Conversion Price of the Debentures in effect on each such Trading Day, except that for purposes of Section 9.15, if a Change of Control would be deemed to have occurred but for the this clause (B) of the definition of Change of Control, then a Change of Control shall be deemed to have occurred. As used in this definition, the term “beneficial ownership” shall have the same meaning as such term has in Rule 13d-3 promulgated by the SEC under the Exchange Act, and the term “Person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Clearstream” means Clearstream Banking, société anonyme.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Conversion Agent” means any Person authorized by the Issuer to convert Debentures in accordance with Article 9.

“Conversion Obligation” has the meaning specified in Section 9.17.

“Conversion Price” means, with respect to the Debentures, $1,000 divided by the Conversion Rate in effect.

“Conversion Rate” has the meaning specified in Section 9.1(b).

“Conversion Retraction Period” has the meaning specified in Section 9.17.

“Corporate Trust Office” means the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of this Supplemental Indenture is located at 101 Barclay Street, New York, New York 10286).

“corporation” means corporations, associations, limited liability companies, companies and business trusts.

“Current Market Price” has the meaning set forth in Section 9.4(g).

“Debenture” or “Debentures” has the meaning specified to it in the third recital paragraph of this Supplemental Indenture.

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.6.

“Deposit Agreement” means the Deposit Agreement dated October 18, 2005, among the Guarantor, The Bank of New York, as Depositary, and the Holders from time to time of the ADSs, and as the same may be amended in accordance with its terms hereafter.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Deposited Securities” means Ordinary Shares deposited or deemed to be deposited under the Deposit Agreement and any and all other securities, property and cash received by the Depositary or the custodian in respect thereof and at such time held under the Deposit Agreement.

“Dividend Increase” has the meaning specified in Section 9.4(e).

“Dividend Threshold Amount” has the meaning specified in Section 9.4(e).

“Dollar” or “U.S. Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Effective Date,” with respect to a Change of Control, means the date on which such Change of Control becomes effective.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

“Event of Default” with respect to the Debentures shall not have the meaning assigned to such term by Section 4.01 of the Base Indenture; in lieu thereof Event of Default with respect to the Debentures means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Issuer defaults in the payment of the principal of any of the Debentures when it becomes due and payable at Maturity, upon redemption or exercise of a Repurchase Right or otherwise;

(ii) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Debentures when it becomes due and payable and such default continues for a period of 30 days;

(iii) the Guarantor fails to perform under the Guarantees;

(iv) except as otherwise permitted by the Indenture, the Guarantee is held in any final, nonappealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

(v) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Debentures or this Supplemental Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, respectively, to remedy the same, shall have been given to the Issuer, by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures;

(vi) (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $25,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debentures;

(vii) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Guarantor under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(viii) the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or the Guarantor, or the filing by the Issuer or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Issuer or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or the making by the Issuer or the Guarantor of an assignment for the benefit of creditors, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor expressly in furtherance of any such action.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning specified in Section 9.4(f).

“fair market value” has the meaning set forth in Section 9.4(g)(5).

“Fundamental Change Issuer Notice” has the meaning specified in Section 8.2(a).

“Fundamental Change Repurchase Date” has the meaning specified in Section 8.1(b).

“Fundamental Change Repurchase Right” has the meaning specified in Section 8.1(b).

“Global Debenture” has the meaning specified in Section 2.2(b).

“guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means the guarantees of the Guarantor in the form provided in Section 2.4.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder”, “Holder of Debentures” or other similar terms means the registered holder of any Debenture.

“Indebtedness” means, with respect to any Person:

(1) any liability for borrowed money, or evidenced by an instrument for the payment of money, or incurred in connection with the acquisition of any property, services or assets (including securities), or relating to a capitalized lease obligation, other than accounts payable or any other indebtedness to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services;

(2) obligations under exchange rate contracts or interest rate protection agreements;

(3) any obligations to reimburse the issuer of any letter of credit, surety bond, performance bond or other guarantee of contractual performance;

(4) any liability of another person of the type referred to in clause (1), (2) or (3) of this definition which has been assumed or guaranteed by such person; and

(5) any obligations described in clauses (1) through (4) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such person.

“Interest Payment Date” means each of February 1 and August 1, beginning August 1, 2006; provided, however, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

“Interest Rate” means 1.75% per annum.

“Issuer” means the company named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Notice” has the meaning specified in Section 8.2(a).

“Issuer Order” means a written order signed in the name of the Issuer by any Managing Director or a duly authorized Attorney-in-Fact of the Issuer, and delivered to the Trustee.

“Maturity” means the date on which the principal of the Debentures becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

“Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

“Non-Stock Change of Control” has the meaning specified in Section 9.15(a).

“Non-Stock Change of Control Issuer Notice” has the meaning specified in Section 9.15(b).

“Officer of the Guarantor” and “Officer of the Issuer” mean the Chairman of the Board, the Chief Executive Officer, Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Guarantor and of the Issuer, respectively, or a duly authorized Attorney-in-Fact.

“Optional Repurchase Date” has the meaning specified in Section 8.1(a).

“Optional Repurchase Right” has the meaning specified in Section 8.1(a).

“Ordinary Shares” means any and all equity securities of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor; provided, however, subject to the provisions of Section 9.10, shares issuable on conversion of Debentures shall include only shares of the class designated as Ordinary Shares, par value NIS 0.10 per share, of the Guarantor at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Paying Agent” means an office or agency where Debentures may be presented for payment. The term “Paying Agent” includes any additional paying agent.

“Physical Debentures” means Debentures issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto.

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

“Public Acquiror Common Stock” has the meaning assigned to it in the definition of Public Acquiror Change of Control.

“Public Acquiror Change of Control” means any event constituting a Non-Stock Change of Control in which the acquiror has a class of common stock traded on any U.S. national securities exchange or quoted on the Nasdaq National Market, regardless of whether the common stock itself is so listed or traded or any American Depositary Receipts representing such stock are so listed or traded, or which will be so traded or quoted when issued or exchanged in connection with such Change of Control (the “Public Acquiror Common Stock”). If an acquiror does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquiror Common Stock if a corporation that directly or indirectly has “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the acquiror’s Capital Stock that are entitled to vote generally in the election of directors has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquiror Common Stock shall refer to such class of common stock.

“Purchased Shares” has the meaning specified in Section 9.4(f).

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be; provided that, for purposes of Section 9.4, Record Date has the meaning specified in 9.4(g)(6).

“Redemption Date”, when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Redemption Price”, when used with respect to any Debenture to be redeemed, means the principal amount of such Debenture to be redeemed pursuant to this Supplemental Indenture plus interest accrued and unpaid to, but excluding, the Redemption Date.

“Reference Period” has the meaning set forth in Section 9.4(d).

“Registrar” means the office or agency where Debentures may be presented for registration of transfer or for exchange.

“Regular Record Date” for the interest on the Debentures payable means the January 15 (whether or not a Business Day) next preceding an Interest Payment Date on February 1 and the July 15 (whether or not a Business Day) next preceding an Interest Payment Date on August 1.

“Repurchase Date” has the meaning specified in Section 8.1(b).

“Repurchase Price” has the meaning specified in Section 8.1(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Notice Period” has the meaning specified in Section 9.17.

“Settlement Period” has the meaning specified in Section 9.17.

“Settlement Value” has the meaning specified in Section 9.17.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.6.

“Stated Maturity” means the date specified in any Debenture as the fixed date for the payment of principal on such Debenture or on which an installment of interest on such Debenture is due and payable.

“Stock Price” has the meaning specified in Section 9.15.

“subsidiary” means, with respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or by such Person and one or more other subsidiaries. For the purposes of this definition only, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Termination of Trading” will be deemed to have occurred if the Guarantor’s ADRs and its Ordinary Shares (or other securities into which the debentures are convertible) are not listed for trading on a U.S. national securities exchange, reported on a U.S. national securities system subject to last sale reporting or quoted on the Nasdaq National Market.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Supplemental Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent such amendment is applicable to this Supplemental Indenture and the Base Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Day” means:

(1) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

(2) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

(3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business;

(4) if that security is not so listed on a U.S. securities exchange or quoted on the Nasdaq National Market, a day on which trades may be made on the Tel Aviv Stock Exchange; or

(5) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of a security on any date of determination means:

(1) the closing sale price as reported on that date by the Nasdaq National Market;

(2) if that security is not quoted on the Nasdaq National Market on that date, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date;

(3) if that security is not so quoted on the Nasdaq National Market on that date and not so listed on the New York Stock Exchange, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which that security is listed;

(4) if that security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the dollar equivalent (converted at the U.S. Federal Reserve Bank’s noon buying rate on that date) of the closing sale price (or, if no closing price is reported, the last reported sale price) of the security on that date on the Tel Aviv Stock Exchange, except that for purposes of this clause the Trading Price of Ordinary Shares (converted into U.S. Dollars) will be used instead of ADRs to determine the Trading Price of ADRs; or

(5) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security on that date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Issuer.

“Trigger Event” has the meaning specified in Section 9.4(d).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Underwriters” means Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.

“Underwriting Agreement” means the Underwriting Agreement, dated January 27, 2006, among the Issuer, the Guarantor and the Underwriters.

“Vice President”, when used with respect to the Issuer or the Guarantor, as the case may be, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Debentures and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Debentures means the Issuer and on the Guarantee means the Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3 Rules of Construction.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE DEBENTURES AND THE GUARANTEES

Section 2.1 Title and Terms.

(a) The Debentures shall be known and designated as the “1.75% Convertible Senior Debentures due 2026” of the Issuer. The aggregate principal amount of Debentures which may be authenticated and delivered under this Supplemental Indenture is limited to $750 million, except for Add On Debentures issued in accordance with Section 2.8 and Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Debentures pursuant to Section 2.5, 8.1 or 9.2 of the Supplemental Indenture or Article 2 or 11 of the Base Indenture. The Debentures shall be issuable in denominations of $1,000 or integral multiples thereof.

(b) The Debentures shall mature on February 1, 2026.

(c) Interest on the Debentures shall accrue from January 31, 2006, or from the most recent Interest Payment Date to which interest has been paid, at the Interest Rate, until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on each Interest Payment Date.

(d) Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

(e) A Holder of any Debenture at the close of business on a Regular Record Date shall be entitled to receive interest on such Debenture on the corresponding Interest Payment Date. A Holder of any Debenture which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Debenture, notwithstanding the conversion of such Debenture prior to such Interest Payment Date. However, any such Holder which surrenders any such Debenture for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Issuer an amount equal to the interest (including Additional Tax Amounts, if any) on the principal amount of such Debenture so converted, which is payable by the Issuer to such Holder on such Interest Payment Date, at the time such Holder surrenders such Debenture for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Debenture which has been called for redemption by the Issuer in a notice of redemption given by the Issuer pursuant to Article 7 shall be entitled to receive (and retain) such accrued interest to, but excluding, the Redemption Date and need not pay the Issuer an amount equal to the interest on the principal amount of such Debenture so converted at the time such Holder surrenders such Debenture for conversion.

(f) Principal of and interest on Global Debentures shall be payable to the Depositary in immediately available funds.

(g) Principal on Physical Debentures shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Debentures will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the register of the Debentures, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Debentures in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

(h) The Debentures shall be redeemable at the option of the Issuer as provided in Article 7.

(i) The Debentures shall be repurchaseable by the Issuer at the option of Holders as provided in Article 8.

(j) The Debentures shall be convertible at the option of the Holders as provided in Article 9.

Section 2.2 Form of Debentures.

(a) Except as otherwise provided pursuant to this Section 2.2, the Debentures are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3. The Debentures are not issuable in bearer form. The terms and provisions contained in the form of Debenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture and the Base Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage.

(b) The Debentures and the Guarantees are being offered and sold by the Issuer and the Guarantor pursuant to the Underwriting Agreement. The Debentures shall be issued initially in the form of permanent global Debentures in fully registered form without interest coupons, substantially in the form of Exhibit A hereto (the “Global Debenture”), with the applicable legends as provided in Section 2.3. Each Global Debenture shall be duly executed by the Issuer and authenticated and delivered by the Trustee, shall have endorsed thereon the Guarantees executed by the Guarantor and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Debentures evidenced thereby. The aggregate principal amount of the Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian, and of the Depositary or its nominee, as hereinafter provided.

Section 2.3 Global Debentures Legend.

Each Global Debenture shall also bear the following legend on the face thereof:

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE REFERRED TO HEREIN. THIS GLOBAL DEBENTURE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A DEBENTURE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE.

Section 2.4 Form of Guarantee.

A Guarantee substantially in the following form shall be endorsed on the reverse of each Debenture:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Debenture the due and punctual payment of the principal of and interest (including Additional Tax Amounts, if any), on this Debenture, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Debenture and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Debenture, any modification of this Debenture, any invalidity, irregularity or unenforceability of this Debenture or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Debenture or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Debenture or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Debenture except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Debenture.

For so long as any Debentures are outstanding and subject to Section 9.9 of the Supplemental Indenture, the Guarantor will guarantee the delivery of the ADRs issuable upon conversion of the Debentures pursuant to the terms of the Supplemental Indenture and the Debentures.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Debenture shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Debenture until the certificate of authentication on this Debenture shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By

By

Section 2.5 Book-Entry Provisions for the Global Debentures.

(a) The Global Debentures initially shall:

(1) be registered in the name of the Depositary (or a nominee thereof); and

(2) be delivered to the Trustee as custodian for such Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Debenture held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Debenture, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (x) prevent the Issuer, the Trustee or any agent of the Issuer or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (y) impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture. With respect to any Global Debenture deposited on behalf of the subscribers for the Debentures represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Debentures.

(b) The Holder of a Global Debenture may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action that a Holder is entitled to take under this Supplemental Indenture, the Base Indenture or the Debentures.

(c) A Global Debenture may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Debenture may be transferred in accordance with the rules and procedures of the Depositary.

(d) If at any time:

(1) the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Debentures, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Debentures is not appointed by the Issuer within 90 days of such notice or cessation;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Debentures under this Supplemental Indenture in exchange for all or any part of the Debentures represented by a Global Debenture or Global Debentures; or

(3) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Debentures in exchange for such Global Debenture or Global Debentures;

the Depositary shall surrender such Global Debenture or Global Debentures to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Issuer Order for the authentication and delivery of Debentures, shall authenticate and deliver in exchange for such Global Debenture or Global Debentures, Physical Debentures in an aggregate principal amount equal to the aggregate principal amount of such Global Debenture or

Global Debentures. Such Physical Debentures shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Debentures represented by such Global Debenture or Global Debentures (or any nominee thereof).

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Debenture to the beneficial owners thereof pursuant to Section 2.5(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interests in such Global Debenture to be transferred.

Section 2.6 Defaulted Interest.

If the Issuer fails to make a payment of interest on any Debenture when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Debentures on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest to be paid.

Section 2.7 Execution of Guarantees.

The Guarantor hereby agrees to execute the Guarantees in substantially the form above recited to be endorsed on each Debenture. If the Issuer shall execute Physical Debentures in accordance with Section 2.5, the Guarantor shall execute the Guarantees in substantially the form above recited to be endorsed on each such Debenture. Such Guarantees shall be executed on behalf of the Guarantor by an Officer of the Guarantor. The signature of any of these officers on the Guarantee may be manual or facsimile.

In case any Officer of the Guarantor who shall have signed the Guarantee endorsed on a Debenture shall cease to be such officer before the Debenture so signed shall be authenticated and delivered by the Trustee, such Debenture nevertheless may be authenticated and delivered or disposed of as though the person who signed such Guarantee had not ceased to be such Officer of the Guarantor; and any Guarantee endorsed on a Debenture may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper officers of the Guarantor, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.8 Add On Debentures.

The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Supplemental Indenture and the Base Indenture, without the consent of the Holders, create and issue pursuant to this Supplemental Indenture and the Base Indenture additional debentures Add On Debentures having terms identical to those of the Outstanding Debentures, except that Add On Debentures:

(i)	may have a different issue date from other Outstanding Debentures;

(ii)	may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Debentures; and

(iii)	may have terms specified in Add On Debenture Board Resolutions or the Add On Debenture supplemental indenture for such Add On Debentures making appropriate adjustments to this Article 2 and Exhibit A (and related definitions) applicable to such Add On Debentures in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Debentures, which are not adverse in any material respect to the Holder of any Outstanding Debentures (other than such Add On Debentures) and which shall not affect the rights, benefits, immunities or duties of the Trustee.

In authenticating any Add On Debentures, and accepting the additional responsibilities under this Indenture in relation to such Add On Debentures, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(i)	the Add On Debenture Board Resolutions or Add On Debenture Supplemental indenture relating thereto;

(ii)	an Officers’ Certificate complying with Section 10.5; and

(iii)	an Opinion of Counsel complying with Section 10.5 stating,

(1) that the forms of such Debentures have been established by or pursuant to Add On Debenture Board Resolutions or by an Add On Debenture supplemental indenture, as permitted by this Section 2.8 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

(2) that the terms of such Debentures have been established by or pursuant to Add On Debenture Board Resolutions or by an Add On Debenture supplemental indenture, as permitted by this Section 2.8 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

(3) that such Debentures, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided in the Supplemental Indenture and the Base Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Debentures;

(4) that all laws and requirements in respect of the execution and delivery of the Debentures have been complied with; and

(5) such other matters as the Trustee may reasonably request.

If such forms or terms have been so established by or pursuant to Add On Debenture Board Resolutions or an Add On Debenture supplemental indenture, the Trustee shall have the right to decline to authenticate and deliver any Debentures:

(1) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(2) if the Trustee by its board of directors, executive committee or a committee of directors or trust officers in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Debentures; or

(3) if the issue of such Add On Debentures pursuant to this Supplemental Indenture and the Base Indenture will affect the Trustee’s own rights, duties, benefits and immunities under the Debentures, this Supplemental Indenture and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding anything in this Section 2.8, the Issuer may not issue Add On Debentures if an Event of Default shall have occurred and be continuing.

ARTICLE 3

[Reserved.]

ARTICLE 4

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 4.1 Issuer May Consolidate, etc., on Certain Terms.

The Issuer covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless either (i) the Issuer shall be the continuing legal entity; or (ii) (x) the successor legal entity or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall expressly assume the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor legal entity; (y) if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Issuer or such successor under the Debentures and the Indenture; and (z) the Issuer or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

ARTICLE 5

CONCERNING THE HOLDERS OF DEBENTURES

Section 5.1 Purposes for Which Meetings May Be Called.

A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture or the Base Indenture to be made, given or taken by Holders of Debentures.

Section 5.2 Call Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 5.1, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section 5.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Debentures in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 5.2.

Section 5.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Debentures, a Person shall be (a) a Holder of one or more Outstanding Debentures, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Issuer and its counsel.

Section 5.4 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Debentures which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Debentures at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.02 of the Base Indenture) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Debentures represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Debentures duly held in accordance with this Section shall be binding on all the Holders of Debentures, whether or not present or represented at the meeting.

Section 5.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Supplemental Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 5.7 and the appointment of any proxy shall be proved in the manner specified in Section 5.7. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 5.7 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Debentures as provided in Section 5.2(b), in which case the Issuer or the Holders of Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting.

(c) At any meeting, each Holder of a Debenture or proxy shall be entitled to one vote for each $1,000 principal amount of Debenture held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

(d) Any meeting of Holders of Debentures duly called pursuant to Section 5.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 5.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 5.2 and, if applicable, Section 5.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 5.7 Acts of Holders of Debentures.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders of Debentures may be embodied in and evidenced by:

(1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2) the record of Holders of Debentures voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures duly called and held in accordance with the provisions of Article 5; or

(3) a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantor. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Debentures signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Supplemental Indenture and (subject to Section 5.1) conclusive in favor of the Trustee, the Issuer and the Guarantor if made in the manner provided in this Section. The record of any meeting of Holders of Debentures shall be proved in the manner provided in Section 5.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner that the Trustee reasonably deems sufficient.

(c) The principal amount and certificate numbers of Debentures held by any Person, and the date of such Person holding the same, shall be proved by the register of the Debentures.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Debenture.

ARTICLE 6

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 3 of the Base Indenture, the Debentures shall be subject to the additional covenants set forth in this Article 6.

Section 6.1 Restrictions on Certain Payments.

The Issuer shall not pay dividends, make distributions, incur Indebtedness (other than the Debentures and any Add On Debentures) or repurchase its or the Guarantor’s securities (other than the Debentures and any Add On Debentures).

Section 6.2 Payment of Additional Tax Amounts.

All payments of interest and principal by the Issuer under the Debentures and by the Guarantor under the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (but, except as provided in this Supplemental Indenture, other than any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Debentures or the Guarantees) imposed or levied by or on behalf of the Netherlands Antilles, the United States or the State of Israel or any political sub-division thereof or by any authority therein having power to tax unless such withholding or deduction is required by law. In that event, the Issuer or the

Guarantor, as applicable, will pay such additional amounts as may be necessary in order that the net amounts received by a Holder after such withholding or deduction shall equal the amount of interest and principal which would have been receivable in respect of the Debentures in the absence of such withholding or deduction (“Additional Tax Amounts”), except that no such Additional Tax Amounts shall be payable:

(i) to or on behalf of a Holder that is:

(1) able to avoid such withholding or deduction by making a declaration of non-residence or other claim for exemption to the relevant tax authority, or

(2) is liable for such taxes, duties, assessments or governmental charges in respect of the Debentures by reason of its having some connection with the taxing jurisdiction other than merely by the holding of the Debentures; or

(ii) that any such taxes, duties, assessments or governmental charges would not have been imposed but for the presentation of such Debentures or Guarantees, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder thereof would have been entitled to Additional Tax Amounts had the Debentures or Guarantees been presented for payment on any date during such 30-day period.

Section 6.3 Stamp Taxes.

The Issuer and the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto.

Section 6.4 Corporate Existence.

Subject to Section 4.1 of the Supplemental Indenture and Article 8 of the Base Indenture, each of the Guarantor and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such right or franchise if the Issuer and the Guarantor determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 6.5 Certificates of the Issuer and the Guarantor.

The Issuer and the Guarantor will each furnish to the Trustee within 120 days after the end of each fiscal year of the Issuer or the Guarantor, as the case may be, an Officers’ Certificate of the Issuer or the Guarantor, as the case may be, as to the signers’ knowledge of the Issuer’s or the Guarantor’s compliance with all conditions and covenants under this

Supplemental Indenture and the Base Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Supplemental Indenture or the Base Indenture). In the event an Officer of the Guarantor or an Officer of the Issuer comes to have actual knowledge of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, regardless of the date, the Guarantor or the Issuer shall deliver an Officers’ Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 6.6 Guarantor To Be the Sole Equityholder of the Issuer.

So long as any Debentures are outstanding, the Guarantor or its successor will directly or indirectly own all of the outstanding Capital Stock of the Issuer.

Section 6.7 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture and the Base Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

REDEMPTION OF DEBENTURES

Section	7.1 Optional Redemption.

At any time on or after February 1, 2011, except for Debentures that it is required to repurchase pursuant to Section 8.1(a), the Issuer may, at its option, redeem the Debentures in whole at any time or in part from time to time, on any date prior to Maturity, upon notice as set forth in Section 7.3, at the Redemption Price plus any interest accrued and unpaid to, but excluding, the Redemption Date.

Section 7.2 Selection of Debentures for Partial Repayment.

If any Debenture selected for partial redemption is converted or elected to be repurchased in part before termination of the conversion right or repurchase right with respect to the portion of the Debenture so selected, the converted or repurchased portion of such Debenture shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Debenture so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Debenture pursuant to Section 2.1(e). Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

Section 7.3 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 10.4 to the Holders of Debentures to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

In addition to the information required to be stated in notices of redemption pursuant to Section 11.02 of the Base Indenture, all notices of redemption shall state the Conversion Price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the places where such Debentures may be surrendered for conversion.

Section 7.4 Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the Debentures to be redeemed on that Redemption Date, other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest, if any, on such Debentures.

If any Debenture called for redemption is converted prior to redemption, any money deposited with the Trustee or with a Paying Agent for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in Section 2.1(e)) be paid to the Issuer upon request by the Issuer.

ARTICLE 8

REPURCHASE AT THE OPTION OF A HOLDER

Section 8.1 Repurchase Rights.

(a) On February 1, 2011, 2016 and 2021 (each, an “Optional Repurchase Date”) each Holder of Debentures shall have the right (the “Optional Repurchase Right”), at such Holder’s option but subject to the provisions of Section 8.2, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Debentures, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased (the “Optional Repurchase Price”), plus interest accrued and unpaid to, but excluding, the Optional Repurchase Date; provided, however, that installments of interest on Debentures whose Stated Maturity is prior to or on an Optional Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1.

(b) In the event that a Change of Control or a Termination of Trading shall occur, each Holder of Debentures shall have the right (the “Fundamental Change Repurchase Right” and, together with the Optional Repurchase Right, each a “Repurchase Right”), at such

Holder’s option, but subject to the provisions of Section 8.2, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date (the “Fundamental Change Repurchase Date” and, together with the Optional Repurchase Dates, each a “Repurchase Date”) that is 45 days after the date of the Issuer Notice given pursuant to Section 8.2 in connection with such Change of Control or Termination of Trading at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased (the “Fundamental Change Repurchase Price” and, together with the “Optional Repurchase Price”, each a “Repurchase Price”), plus interest accrued and unpaid to, but excluding, the Repurchase Date; provided, however, that installments of interest on Debentures whose Stated Maturity is prior to or on the Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1.

Section 8.2 Notices; Method of Exercising Repurchase Right, Etc.

(a) In the case of a Change of Control or a Termination of Trading, unless the Issuer shall have theretofore called for redemption all of the Outstanding Debentures, prior to or on the 10th day after the occurrence of a Change of Control or a Termination of Trading, the Issuer, or, at the written request and expense of the Issuer prior to or on the 10th day after such occurrence, the Trustee, shall give to all Holders of Debentures notice, in the manner provided in Section 10.4, of the occurrence of the Change of Control or a Termination of Trading and of the Repurchase Right set forth herein arising as a result thereof (the “Fundamental Change Issuer Notice”). In the case of an Optional Repurchase Right, prior to or on the date that is 20 Business Days prior to the Optional Repurchase Date, the Issuer, or, at the written request of the Issuer fifteen days prior to such date, the Trustee, shall give to all Holders of Debentures a notice, in the manner provided in Section 10.4, of the Repurchase Right (the “Optional Repurchase Right Issuer Notice” and, together with the Fundamental Change Issuer Notice and the Non-Stock Change of Control Issuer Notice, each an “Issuer Notice”). The Issuer shall also deliver a copy of such Issuer Notice of a Repurchase Right to the Trustee. Each Issuer Notice of a Repurchase Right shall state:

(1) the applicable Repurchase Date;

(2) the date by which the Fundamental Change Repurchase Right or the Optional Repurchase Right must be exercised;

(3) the applicable Repurchase Price and accrued and unpaid interest, if any;

(4) a description of the procedure which a Holder must follow to exercise its Repurchase Right, and the place or places where such Debentures are to be surrendered for payment of the applicable Repurchase Price and accrued and unpaid interest, if any;

(5) that on the applicable Repurchase Date the applicable Repurchase Price and accrued and unpaid interest, if any, will become due and payable in cash for each such Debenture designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

(6) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place where such Debentures may be surrendered for conversion, and

(7) the place or places where such Debentures, together with the Option to Elect Repayment certificate included in Exhibit A annexed hereto, are to be delivered for payment of the applicable Repurchase Price and accrued and unpaid interest, if any.

No failure of the Issuer to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Debentures.

If any of the foregoing provisions or other provisions of this Article 8 are inconsistent with applicable law, such law shall govern.

(b) To exercise an Optional Repurchase Right or Fundamental Change Repurchase Right, as the case may be, a Holder shall deliver to the Trustee on or prior to the close of business two Business Days prior to the applicable Repurchase Date in the case of an Optional Repurchase Right, as applicable, or prior to or on the 30th day after the date of the Fundamental Change Issuer Notice in the case of a Change of Control or a Termination of Trading:

(1) written notice of the Holder’s exercise of the relevant right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased, the certificate number thereof, the portion of the principal amount thereof to be repurchased if any Debenture is to be repurchased in part and a statement that an election to exercise the applicable Repurchase Right is being made thereby (each such notice, a “Repurchase Notice”); and

(2) the Debentures with respect to which the Repurchase Right is being exercised.

The right of the Holder to convert the Debentures with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

(c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Issuer shall pay or cause to be paid to the Trustee the Repurchase Price in cash, for payment to the Holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable in cash with respect to the Debentures as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Date.

(d) If any Debenture (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Debenture (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the Interest Rate, and each Debenture shall remain convertible into ADRs until the principal of such Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

(e) Any Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

(f) All Debentures delivered for repurchase shall be delivered to the Trustee to be canceled by Trustee, which shall dispose of the same as provided in Section 2.10 of the Base Indenture.

(g) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

(i)	the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(ii)	the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(iii)	the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Issuer.

A Repurchase Notice given by a Holder in connection with a Fundamental Change Repurchase Right may not be withdrawn unless the Holder converts the Debentures specified in such Repurchase Notice prior to the close of business on the Business Day immediately preceding the Repurchase Date. The Issuer will not pay any interest accrued and unpaid on any of the Debentures so converted.

(h) There shall be no purchase of any Debentures pursuant to Section 8.1 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such

Debentures, of the required Repurchase Notice) and is continuing at the applicable Repurchase Date an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures). The Trustee will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE 9

CONVERSION OF DEBENTURES

Section 9.1 Conversion Right and Conversion Price.

(a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable ADRs of the Guarantor, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

Such conversion right shall expire at the close of business on the Business Day immediately preceding the Maturity of the Debenture, except that where a Debenture or a portion thereof is called for redemption, such conversion right in respect of the Debenture or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Issuer defaults in making the payment due upon redemption. In the event a Holder exercises its Repurchase Right with respect to a Debenture or portion thereof, such conversion right in respect of the Debenture or portion thereof shall expire at the close of business on the Business Day immediately preceding the applicable Repurchase Date.

(b) The number of ADRs into which each $1,000 principal amount of Debentures is convertible (the “Conversion Rate”) shall be initially equal to approximately 19.5074 ADRs per $1,000 principal amount of Debentures. The Conversion Rate shall be adjusted as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (i) of Section 9.4 and as provided in Sections 9.15 and 9.16.

Section 9.2 Exercise of Conversion Right.

To exercise the conversion right, the Holder of any Debenture to be converted shall surrender such Debenture duly endorsed or assigned to the Issuer or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Debenture stating that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Debenture whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion.

Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the ADRs issuable upon conversion shall be treated for all purposes as the record holder or holders of such ADRs at such time. As promptly as practicable on or after the conversion date, the Issuer shall cause to be issued and delivered to such Conversion Agent a certificate or certificates representing the number of ADRs issuable upon conversion of such Debentures, together with payment in lieu of any fraction of a share as provided in Section 9.3.

In the case of any Debenture which is converted in part only, upon such conversion the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debentures.

The Issuer hereby initially appoints the Trustee as the Conversion Agent.

The Issuer and the Guarantor hereby agree, and each Holder of Debentures by its purchase thereof shall be deemed to have agreed, that the Conversion Agent shall incur no liability in connection with its obligations under this Article 9, except such liability as may result from the Conversion Agent’s gross negligence or willful misconduct. In no event shall the Conversion Agent be liable to any Person, including any Holder, for any consequential, punitive or special damages. The Issuer agrees to indemnify the Conversion Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Conversion Agent that arises out of or in connection with its obligations under this Article 9, except such as may result from the gross negligence or willful misconduct of the Conversion Agent or any of its agents or employees. The Guarantor agrees to guarantee the obligations of the Issuer under the preceding sentence. The provisions of this paragraph shall survive the termination of this Supplemental Indenture.

Section 9.3 Fractions of ADRs.

No fractional ADRs shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full ADRs which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional ADRs that would otherwise be issued upon conversion of any Debenture or Debentures (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the ADRs as of the Trading Day preceding the date of conversion.

Section 9.4 Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustment, calculated by the Issuer, from time to time as follows:

(a) In case the Guarantor shall hereafter pay a dividend or make a distribution to all holders of the outstanding Ordinary Shares in Ordinary Shares, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(1) the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date (as defined in Section 9.4(g)) fixed for such determination plus the total number of shares constituting such dividend or other distribution; and

(2) the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on such Record Date.

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 9.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Guarantor shall issue rights or warrants (other than any rights or warrants referred to in Section 9.4(d)) to all holders of its outstanding Ordinary Shares entitling them to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 9.4(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

(1) the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date, plus the total number of additional Ordinary Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

(2) the denominator of which shall be the number of Ordinary Shares outstanding on the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such Current Market Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board.

(d) In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares any class of Capital Stock of the Guarantor (other than any dividends or distributions to which Section 9.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 9.4(c), (2) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 9.13 applies and (3) dividends and distributions paid exclusively in cash (such Capital Stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 9.4(d) called the “distributed assets”), then, in each such case, subject to the second succeeding paragraph of this Section 9.4(d), the Conversion Rate shall be increased so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined in Section 9.4(g)) with respect to such distribution by a fraction:

(1) the numerator of which shall be the Current Market Price (determined as provided in Section 9.4(g)) on such date; and

(2) the denominator of which shall be such Current Market Price, less the fair market value (as determined by the Board, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the distributed assets so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Record Date).

Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the distributed assets so distributed applicable to one Ordinary Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of distributed assets such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board determines the fair market value of any distribution for purposes of this Section 9.4(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 9.4(g) to the extent possible, unless the Board in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

Rights or warrants distributed by the Issuer to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Guarantor’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1) are deemed to be transferred with such Ordinary Shares;

(2) are not exercisable; and

(3) are also issued in respect of future issuances of Ordinary Shares;

shall be deemed not to have been distributed for purposes of this Section 9.4(d) (and no adjustment to the Conversion Rate under this Section 9.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 9.4(d):

(1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase; and

(2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 9.4(d) and Sections 9.4(a), 9.4(b) and 9.4(c), any dividend or distribution to which this Section 9.4(d) is applicable that also includes Ordinary Shares, a subdivision or combination of Ordinary Shares to which Section 9.4(b) applies, or rights or warrants to subscribe for or purchase Ordinary Shares to which Section 9.4(c) applies (or any combination thereof), shall be deemed instead to be:

(1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants, other than such Ordinary Shares, such subdivision or combination or such rights or warrants to which Sections 9.4(a), 9.4(b) and 9.4(c) apply, respectively (and any Conversion Rate increase required by this Section 9.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2) a dividend or distribution of such Ordinary Shares, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 9.4(a), 9.4(b) and 9.4(c) with respect to such dividend or distribution shall then be made), except:

(A) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 9.4(a); (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 9.4(b); and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 9.4(c); and

(B) any Ordinary Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9.4(a) and any reduction or increase in the number of Ordinary Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 9.13 applies or as part of a distribution referred to in Section 9.4(d)), in an aggregate per share amount that, combined together with the aggregate per share amount of any other such distributions to all holders of Ordinary Shares made exclusively in cash in the same fiscal quarter of the Guarantor as the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 9.4(e) has been made, exceeds $0.06327 (the “Dividend Threshold Amount”) (the amount of such excess, the “Dividend Increase”), then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

(1) the numerator of which shall be equal to the Current Market Price on the Record Date, and

(2) the denominator of which shall be equal to the Current Market Price on such date, less an amount equal to the quotient of (x) the aggregate amount of the Dividend Increase and (y) the number of Ordinary Shares outstanding on the Record Date.

However, in the event that the then fair market value (as so determined) of the portion of cash, so distributed applicable to one Ordinary Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash equal to the amount of the Dividend Increase such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided, however, that no such adjustment shall be made whenever the Conversion Rate is adjusted pursuant to this Section 9.4(e).

If an adjustment is required to be made as set forth in this Section 9.4(e) as a result of a distribution that is not a regular quarterly dividend, the Dividend Threshold Amount will be deemed to be zero.

(f) In case a tender or exchange offer made by the Guarantor or any of its subsidiaries for all or any portion of the Ordinary Shares or ADRs shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of the Ordinary Shares having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that, as of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended), exceeds the Current Market Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(1) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (A) the number of Ordinary Shares outstanding less the Purchased Shares at the Expiration Time and (B) the Current Market Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time; and

(2) the denominator of which shall be the product of the number of Ordinary Shares outstanding (including any Purchased Shares) at the Expiration Time and the Current Market Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Issuer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such (or such portion of the) tender or exchange offer had not been made. If the application of this Section 9.4(f) to any tender or exchange offer would result in a reduction in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 9.4(f).

(g) For purposes of this Section 9.4, the following terms shall have the meanings indicated:

(1) “Current Market Price” of an Ordinary Share shall mean the average of the daily Trading Prices per ADR for the ten consecutive Trading Days immediately prior to the date in question, minus the fair market value per ADR of any property (cash or otherwise) then held by the ADR Depositary on behalf of the existing ADR holders, then dividing the resulting value by the number of Ordinary Shares represented by each ADR; provided, however, that if:

(2) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(3) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.4(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(4) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Trading Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board in a manner consistent with any determination of such value for purposes of Section 9.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one ADR as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 9.4(f), if the “ex” date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 9.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the ADRs trade regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of ADRs, means the first date on which the ADRs trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(C) with respect to any tender or exchange offer, means the first date on which the ADRs trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 9.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9.4 and to avoid unjust or inequitable results as determined in good faith by the Board.

(5) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(6) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of ADRs have the right to receive any cash, securities or other property or in which the ADRs (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

(h) To the extent permitted by applicable law, the Issuer from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board determines in good faith that such increase would be in the best interests of the Holders, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Guarantor shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 9.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that all adjustments carried forward shall be made no later than the one year anniversary of the date of the first such adjustment carried forward, or immediately following any notice of redemption, regardless of whether the aggregate amount is less than 1%. All calculations under this Article 9 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

(j) In any case in which this Section 9.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Issuer may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 9.3.

(k) For purposes of this Section 9.4, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of certificates issued in lieu of fractions of Ordinary Shares.

(l) If the distribution date for the rights provided in the Guarantor’s rights agreement, if any, occurs prior to the date a Debenture is converted, the Holder of the Debenture who converts such Debenture after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Ordinary Shares received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Rate pursuant to Section 9.4(b) as if the rights were being distributed to the holders of the Ordinary Shares immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate, on an equitable basis, to take account of such event.

(m) The initial Conversion Rate reflects that as of the date of this Supplemental Indenture, each ADR represents one Ordinary Share. If the number of Ordinary Shares represented by each ADR changes, the Conversion Rate will be adjusted proportionately.

Section 9.5 Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the first sentence of Section 9.4(h) for which the notice required by such Section has been provided), the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers’ Certificate, the Issuer shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the register of the Debentures within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 9.6 Notice Prior to Certain Actions.

In case at any time after the date hereof:

(1) the Guarantor shall declare a dividend (or any other distribution) on its Ordinary Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2) the Guarantor shall authorize the granting to the holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

(3) there shall occur any reclassification of the Ordinary Shares of the Guarantor (other than a subdivision or combination of its outstanding Ordinary Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Guarantor; or

(4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;

the Guarantor shall cause to be filed at the Registrar, and shall cause to be provided to the Trustee and all Holders in accordance with Section 10.4, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 9.6.

Section 9.7 Guarantor to Reserve Ordinary Shares.

The Guarantor shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of Debentures, the full number of shares of fully paid and nonassessable Ordinary Shares then issuable upon the conversion of all Outstanding Debentures.

Section 9.8 Covenant as to Ordinary Shares.

The Issuer covenants that all Ordinary Shares which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 9.11, the Issuer will pay all taxes, liens and charges with respect to the issue thereof.

Section 9.9 Guarantor’s Covenant Regarding the Delivery of ADRs.

(a) Upon receipt by the Issuer of a Notice of Conversion in the form contained in Exhibit A hereto, the Guarantor covenants that it will deposit or cause to be deposited Ordinary Shares issuable upon conversion of the Debentures with the Depositary in accordance with the terms of the Deposit Agreement and will comply with the applicable terms of the Deposit Agreement so that ADRs evidencing ADSs representing such Ordinary Shares will be executed by the ADR Depositary and delivered to the Holders as required by this Agreement and the Depositary Agreement.

(b) The Guarantor covenants that it will perform all acts necessary in order to ensure that ADRs evidencing ADSs representing Ordinary Shares issuable upon conversion of the Debentures are delivered to the Holders entitled thereto.

Section 9.10 Distribution of Ordinary Shares Instead of ADRs.

(a) In the event that Ordinary Shares cease to be represented by ADRs issued under a depositary receipt program sponsored by the Guarantor, or the ADRs cease to be quoted on the Nasdaq National Market (and are not at that time listed on the New York Stock Exchange or another United States national securities exchange), all references herein to ADRs will be deemed to have been replaced by a reference to:

(i)	the number of Ordinary Shares corresponding to the ADRs on the last day on which the ADRs were quoted on the Nasdaq National Market; and

(ii)	as adjusted, pursuant to the adjustment provisions contained in this Section 9, for any other property the ADRs represented as if the other property has been distributed to holders of ADRs on that day.

Section 9.11 Taxes on Conversions.

Except as provided in the next sentence, the Issuer will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of ADRs on conversion of Debentures pursuant hereto. A Holder delivering a Debenture for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of ADRs in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Issuer the amount of any such tax or duty, or has established to the satisfaction of the Issuer that such tax or duty has been paid.

Section 9.12 Cancellation of Converted Debentures.

All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by the Trustee, which shall dispose of the same as provided in Section 2.10 of the Base Indenture.

Section 9.13 Effect of Reclassification, Consolidation, Merger or Sale.

If any of following events occur, namely:

(1) any reclassification or change of the outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2) any merger, consolidation, statutory share exchange or combination of the Guarantor with another corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares; or

(3) any sale or conveyance of the properties and assets of the Guarantor as, or substantially as, an entirety to any other corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares;

the Guarantor or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Ordinary Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, as set forth in the immediately succeeding paragraph in the event the Holders have the right to make an election as to the kind or amount of securities, cash or other properties receivable. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Ordinary Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 8.

In the event Holders of the Ordinary Shares have the right to make elections as to the kind or amount of securities, cash or other properties receivable upon any such merger, consolidation, statutory share exchange, combination, sale or conveyance, then from and after the effective date of such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the Debentures shall be convertible into the kind and amount of such securities, cash or other property receivable by the greatest number of holders of Ordinary Shares who made such elections.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 9.13 applies to any event or occurrence, Section 9.4 shall not apply. Notwithstanding this Section 9.13, if a Public Acquirer Change of Control occurs and the Issuer elects to adjust the Conversion Rate and its conversion obligation pursuant to Section 9.16, the provisions of Section 9.16 shall apply to the conversion instead of this Section 9.13.

If this Section 9.13 applies to any event or occurrence, any Additional ADRs which a Holder is entitled to receive upon conversion pursuant to Section 9.15, if applicable, shall not be payable in ADRs, but will represent a right to receive the aggregate amount of cash, securities or other property into which the Additional ADRs would convert, determined as provided in this Section 9.13, as a result of such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance.

Section 9.14 Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 5.01 of the Base Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.01 of the Base Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any ADRs or Ordinary Share, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.01 of the Base Indenture, nor any Conversion Agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.01 of the Base Indenture, and any Conversion Agent shall not be responsible or liable for any failure of the Issuer or the Guarantor to comply with any of the covenants of the Issuer or the Guarantor contained in this Article.

Section 9.15 Adjustment to Conversion Rate Upon a Change of Control.

(a) Subject to Section 9.13 and Section 9.16, if a Holder converts a Debenture on or before February 1, 2011, in connection with a Change of Control pursuant to which 10% or more of the consideration for the Ordinary Shares (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the Change of Control consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following the Change of Control on a U.S. national securities exchange or the Nasdaq National Market (a “Non-Stock Change of Control”), the Issuer will increase the Conversion Rate applicable to such conversion by a number of additional ADRs (the “Additional ADRs”) as set forth below. A conversion of Debentures by a Holder will be deemed “in connection with” a Change of Control if the Conversion Agent receives from the Holders a conversion notice within 30 days after the date on which the Issuer sends to Holders the Issuer Notice required by Section 9.15(b). The number of Additional ADRs will be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the ADRs in the Non-Stock Change of Control. If holders of ADRs receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Trading Price of the ADRs on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.

The Stock Prices and number of Additional ADRs set forth in the table below will be adjusted as of any date on which the Conversion Rate is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:

(i)	the Stock Prices applicable immediately prior to such adjustment, by

(ii)	a fraction, of which

(1)	the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment; and

(2)	the denominator shall be the Conversion Rate as so adjusted.

The number of Additional ADRs shall be correspondingly adjusted in the same manner as the adjustments described in Section 9.4.

The following table sets forth the Stock Price and the number of Additional ADRs issuable per $1,000 aggregate principal amount of the Debentures:

	Stock Price
Effective Date	$41.01	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00
February 1, 2006	4.8769	2.8319	1.6454	1.0086	0.6471	0.4304	0.2938	0.2037	0.1421	0.0986	0.0672
February 1, 2007	4.8416	2.6868	1.4809	0.8642	0.5320	0.3425	0.2280	0.1551	0.1062	0.0723	0.0481
February 1, 2008	4.7636	2.4719	1.2542	0.6770	0.3913	0.2411	0.1561	0.1042	0.0704	0.0471	0.0305
February 1, 2009	4.6480	2.1583	0.9423	0.4405	0.2292	0.1333	0.0847	0.0565	0.0383	0.0253	0.0158
February 1, 2010	4.5090	1.6574	0.4890	0.1538	0.0642	0.0365	0.0247	0.0178	0.0126	0.0085	0.0050
February 1, 2011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(A) between two Stock Prices in the table or the Effective Date is between two dates in the table, the number of Additional ADRs will be determined by straight-line interpolation between the number of shares of Additional ADRs set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;

(B) in excess of $140.00 per share (subject to adjustment), no shares of Additional ADRs will be issuable upon conversion; or

(C) less than $41.01 per share (subject to adjustment), no shares of Additional ADRs will be issuable upon conversion.

Notwithstanding the foregoing, in no event shall the total number of ADRs issuable upon conversion exceed 24.3843 per $1,000 of aggregate principal amount of Debentures, subject to adjustments in the same manner as adjustments to the Conversion Rate provided for in Section 9.4.

The Issuer and each Holder, by accepting the Debentures, acknowledge that the loss suffered by a Holder in the event of a Change of Control requiring the Issuer to deliver Additional ADRs upon conversion of a Debenture is not susceptible of precise determination. The Issuer and each Holder, by accepting the Debentures, agree that the adjustment to the Conversion Rate relating to the Additional ADRs is intended to compensate Holders for the lost option value of the Debentures following such Change of Control, is reasonable in relation to the loss suffered by Holders and is not a penalty for the Issuer.

(b) The Issuer must provide notice to all Holders and to the Trustee within 10 days following the effectiveness of a Change of Control (“Non-Stock Change of Control Issuer Notice”, which is also an Issuer Notice as defined in Section 8.2(a)).

Section 9.16 Conversion After a Public Acquiror Change of Control.

(a) In the event of a Public Acquiror Change of Control, the Issuer may, in lieu of issuing Additional ADRs pursuant to Section 9.15(a), elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquiror Change of Control, Holders of the Debentures will be entitled to convert their Debentures, in accordance with Section 9.2 hereof, into a number of shares of Public Acquiror Common Stock by adjusting the Conversion Rate in effect immediately before the Effective Date of the Public Acquiror Change of Control by multiplying it by a fraction:

(i)	the numerator of which will be (A) in the case of a share exchange, consolidation or merger, pursuant to which the Ordinary Shares (including those represented by ADRs) are converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board) paid or payable per Ordinary Share or (B) in the case of any other Public Acquiror Change of Control, the average of the Trading Prices of the ADRs for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquiror Change of Control; and

(ii)	the denominator of which will be the average Trading Price of the Public Acquiror Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquiror Change of Control.

The Issuer will notify Holders of its election, if any, pursuant to this Section 9.16(a) in the notice provided pursuant to as set forth in Section 9.15(b).

Section 9.17 Option to Satisfy Conversion Obligation with Cash, ADRs or Combination Thereof.

(a) Except to the extent that the Issuer has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 9.17(b), the Issuer may elect to deliver either ADRs or a combination of cash up to the principal amount of the Debentures and ADRs in satisfaction of the Issuer’s obligation upon conversion of the Debentures (the “Conversion Obligation”). The Issuer shall notify the Holder or Holders, as the case may be, either directly or through the Trustee of the method the Issuer chooses to satisfy its Conversion Obligation, (i) in the Issuer’s notice of redemption, if the Issuer has called the Debentures for redemption, (ii) if a Change of Control or Termination of Trading has occurred, in the related Fundamental Change Issuer Notice, (iii) if a Non-Stock Change of Control has occurred, in the related Non-Stock Change of Control Issuer Notice, (iv) 26 Trading Days immediately preceding the Stated Maturity in respect of Debentures to be converted during the period beginning 25 Trading Days immediately preceding the Stated Maturity and ending one Trading Day immediately preceding the Stated Maturity, and (v) no later than three Trading Days immediately following the date of conversion in all other cases (such period, the “Settlement Notice Period”). If the Issuer elects to satisfy any portion of its Conversion Obligation by delivering cash, the Issuer shall specify in such notice the portion to be paid in cash either as a percentage of the Conversion Obligation or as the lesser of (a) a fixed dollar amount and (b) the Settlement Value. The Issuer shall treat all Holders converting on the same Trading Day in the same manner. The Issuer shall not have any obligation to satisfy Conversion Obligations arising on different Trading Days in the same manner, except following:

(i) a notice of redemption with respect to the Debentures that have been selected for redemption;

(ii) a Fundamental Change Issuer Notice, until the 30th day after which such Issuer Notice was sent by the Issuer;

(iii) a Non-Stock Change of Control Issuer Notice, until the 30th day after which such Issuer Notice was sent by the Issuer; or

(iv) an irrevocable election to satisfy in cash the Conversion Obligation, pursuant to Section 9.17(b).

If the Issuer elects to satisfy any portion of the Conversion Obligation in cash (other than cash in lieu of fractional shares, if applicable), a Holder may retract its conversion notice at any time during the two Trading Day period beginning on the Trading Day after the last Trading Day of the Settlement Notice Period (the “Conversion Retraction Period”); provided that no such retraction can be made (and a conversion notice shall be irrevocable) (x) if the Holder delivers the conversion notice following notice of a redemption or a repurchase, (y) if the Holder delivers the conversion notice during the period beginning 25 Trading Days immediately preceding the Stated Maturity and ending one Trading Day immediately preceding the Stated Maturity or (z) if the Issuer has irrevocably elected pursuant to Section 9.17(b) to make a cash payment of principal upon conversion before such Holder delivers its conversion notice. No retraction can be made and a conversion notice shall be irrevocable if the Issuer does not elect to deliver any cash upon conversion.

With respect to each Holder that exercises its conversion right in accordance with this Indenture, if such Holder’s conversion notice has not been retracted, and if all of the other requirements hereunder for conversion have been satisfied by such Holder, then settlement (a) in ADRs only shall occur as soon as practicable after the Issuer notifies the Holder or Holders that settlement shall be in ADRs only, and (b) in cash or in a combination of cash and ADRs shall occur on the third Trading Day following the final Trading Day of the Settlement Period.

Settlement amounts shall be computed as follows:

(i) if the Issuer elects to satisfy the entire Conversion Obligation in ADRs, the Issuer shall deliver to such Holder for each $1,000 principal amount of Debentures converted a number of ADRs equal to the Conversion Rate, including any Additional ADRs required pursuant to Section 9.15 then in effect on the date of conversion (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 9.3); or

(ii) if the Issuer elects to satisfy the Conversion Obligation in a combination of cash (excluding any cash paid for fractional shares, if applicable) and ADRs (including pursuant to Section 9.17(b) hereof), the Issuer shall deliver to such Holder for each $1,000 principal amount of Debentures converted:

(1) an amount in cash (the “Cash Amount”) equal to (x) the fixed dollar amount per $1,000 principal amount of Debentures of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Issuer’s chosen method of settlement or, if lower, the Settlement Value in cash, or (y) the percentage of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Issuer’s chosen method of settlement multiplied by the Settlement Value, as the case may be; and

(2) a number of ADRs for each of the 20 Trading Days in the Settlement Period equal to 1/20th of (x) the Conversion Rate in effect on that day minus (y) the quotient of the Cash Amount divided by the Applicable Stock Price for that day (plus cash in lieu of fractional shares, if applicable, calculated as provided in Section 9.3).

(b) Notwithstanding anything to the contrary in this Indenture, at any time prior to the 26th Trading Day preceding the Stated Maturity, the Issuer may irrevocably elect, in its sole discretion without the consent of the Holders of the Debentures, by written notice to the Trustee and the Holders of the Debentures, to satisfy in cash the Conversion Obligation with respect to the principal amount of Debentures to be converted after the date of such election, with any remaining amount of the Conversion Obligation to be satisfied in ADRs. The settlement amount will be computed as described under clause (a)(iii) above, using $1,000 as the fixed dollar amount per $1,000 principal amount of Debentures of the Conversion Obligation to be satisfied in cash.

For purposes of this Section 9.17, the following terms shall have the meanings indicated:

(i) “Applicable Stock Price” on any Trading Day means the Trading Price on that Trading Day or (ii) if such price is not available, the market value per ADR on that day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Issuer.

(ii) “Settlement Period” means the 20 Trading Day period:

(1) ending one Trading Day immediately preceding the Redemption Date, if the Issuer has called the Debentures delivered for conversion for redemption;

(2) ending one Trading Day immediately preceding the 30th day after the Issuer sends a Non-Stock Change of Control Issuer Notice or Fundamental Change Issuer Notice, if the Issuer sends such notice;

(3) ending one Trading Day immediately preceding the Stated Maturity, if the Holder delivers the conversion notice during the period beginning 25 Trading Days immediately preceding the Stated Maturity and ending one Trading Day immediately preceding the Stated Maturity (whether or not the Issuer has irrevocably elected to make a cash payment of principal upon conversion);

(4) beginning on the Trading Day following the Issuer’s receipt of the Holder’s conversion notice, if the Issuer has irrevocably elected pursuant to Section 9.17(b) to make a cash payment of principal upon conversion, provided that if the Holder submits its conversion notice during the period beginning 25 Trading Days immediately preceding the Stated Maturity and ending one Trading Day immediately preceding the Stated Maturity, the Settlement Period shall end one Trading Day immediately preceding the Stated Maturity; and

(5) beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.

(iii) “Settlement Value” for each $1,000 principal amount of Debentures being converted means an amount equal to the sum of the daily settlement values for each of the 20 Trading Days in the Settlement Period, where the “daily settlement value” for any Trading Day equals 1/20th of:

(1) the Conversion Rate in effect on that day multiplied by

(2) the Applicable Stock Price on that day.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.1 Scope of Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Debentures and shall not apply to any other Securities that may be issued by the Issuer under the Base Indenture.

Section 10.2 Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Debentures.

Nothing in this Supplemental Indenture, the Base Indenture or in the Debentures or the Guarantees, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Debentures, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Debentures.

Section 10.3 Successors and Assigns of Issuer and Guarantor Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 10.4 Notices and Demands on Issuer, Trustee and Holders of Debentures.

Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures to or on the Issuer or the Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer:

Teva Pharmaceutical Finance Company B.V.

c/o Teva Pharmaceutical USA, Inc.

1060 Horsham Road

North Wales, Pennsylvania 19454

Attention: George S. Barrett

(215) 591-3000

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Peter H. Jakes and Jeffrey S. Hochman

Fax: (212) 728-8111

If to the Guarantor:

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Attn: Uzi Karniel

Fax: 972.3.926.7429

and

Attn: Dan Suesskind

Fax: 972.2.589.2839

with copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Peter H. Jakes and Jeffrey S. Hochman

Fax: (212) 728-8111

Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder of Debentures to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail to the Trustee at 101 Barclay Street, Floor 21W, New York, NY 10286, Attention: Corporate Trust Administration – Global Finance Unit.

Where this Supplemental Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the register of the Debentures. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor or Holders of Debentures when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.5 Officers’ Certificates and Opinions of Counsel; Statements to be Contained Therein.

Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Supplemental Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate or Guarantor’s Officers’ Certificate, as the case may be, stating that all conditions precedent provided for in this Supplemental Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Supplemental Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Supplemental Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 10.6 Payments Due on Saturdays, Sundays and Holidays.

If the date of maturity of interest on or principal of the Debentures or the date fixed for redemption or repurchase of any such Debenture shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repurchase, and no interest shall accrue for the period after such date.

Section	10.7 Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

Section 10.8 New York Law to Govern.

This Supplemental Indenture and each Debenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 10.9 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 10.10 Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.11 Submission to Jurisdiction.

Each of the Issuer and the Guarantor agrees that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any federal or state court sitting in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. Each of the Issuer and the Guarantor, as long as any of the Debentures remain Outstanding or the parties hereto have any obligation under this Supplemental Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding and, if it fails to maintain such agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Issuer and the Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (1090 Horsham Road, North Wales, PA 19454) as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.1 Without Consent of Holders.

The Issuer and the Trustee may amend, modify or supplement this Indenture or the Debentures without the consent of any Holder to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Issuer or the Guarantor may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the description of the Debentures contained in the Issuer’s prospectus supplement dated January 27, 2006 will not be deemed to adversely affect the interests of the Holders of the Debentures.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.1 Satisfaction and Discharge

(a) With respect to the Debentures, Section 9.01 of the Base Indenture is not applicable.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Debentures remain outstanding, if (a) all Outstanding Debentures have become due and payable at their scheduled Maturity, or (b) all Outstanding Debentures have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Debentures on the date of their scheduled Maturity or the scheduled Redemption Date.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Very truly yours,

TEVA PHARMACEUTICAL FINANCE B.V., AS ISSUER

By	/s/George S. Barrett
Name: George S. Barrett
Title: Attorney-in-fact

By	/s/ Richard S. Egosi
Name: Richard S. Egosi
Title: Attorney-in-fact

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, AS GUARANTOR

By	/s/Israel Makov
Name: Israel Makov
Title: President and Chief Executive Officer

By	/s/Dan Suesskind
Name: Dan Suesskind
Title: Chief Financial Officer

THE BANK OF NEW YORK, AS TRUSTEE

By	/s/Stanislav Pertsev
Name: Stanislav Pertsev
Title: Assistant Treasurer

EXHIBIT A

[FORM OF FACE OF GLOBAL DEBENTURE]

UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TEVA PHARMACEUTICAL FINANCE COMPANY B.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IN EXCHANGE FOR THIS DEBENTURE IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE REFERRED TO HEREIN. THIS GLOBAL DEBENTURE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A DEBENTURE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE.

No.	U.S.$

CUSIP No. 88165F AA 0

ISIN No. US88165FAA03

Common Code

GLOBAL DEBENTURE

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

1.75% Convertible Senior Debentures due 2026

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By and Convertible Into American Depositary Receipts of

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

This Global Debenture is in respect of an issue of 1.75% Convertible Senior Debentures due 2026 (the “Debentures”) of Teva Pharmaceutical Finance Company B.V., a company organized under the laws of the Netherlands Antilles (the “Issuer”, which term includes any successor corporation under the Supplemental Indenture and Indenture hereinafter referred

to), and issued pursuant to a supplemental indenture dated as of January 31, 2006 and a base indenture dated as of January 31, 2006 (respectively, the “Supplemental Indenture” and the “Base Indenture” and together, the “Indenture”) among Teva Pharmaceutical Finance Company B.V., as issuer, Teva Pharmaceutical Industries Limited, as guarantor (the “Guarantor”), and The Bank of New York, as trustee (the “Trustee”). Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Supplemental Indenture and Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [            ] United States Dollars (U.S.$             ) on February 1, 2026, and to pay interest on such principal amount in U.S. Dollars at the rate of 1.75% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from the date hereof until payment of such principal amount has been made or duly provided for, such interest to be paid semi-annually on February 1 and August 1 of each year, commencing August 1, 2006. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Supplemental Indenture, be paid to the person in whose name this Debenture is registered at the close of business on January 15 or July 15, as the case may be, next preceding such February 1 or August 1, whether or not such day is a Business Day.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Debenture to be duly executed manually or by facsimile by its duly authorized officers.

Dated: January     , 2006

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 1.75% Convertible Senior

Debentures due 2026 described in the within-named

Supplemental Indenture and Indenture.

The Bank of New York, as Trustee

By:
Authorized Signatory

Dated: January     , 2006

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Debenture the due and punctual payment of the principal of and interest (including Additional Tax Amounts, if any), on this Debenture, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Debenture and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Debenture, any modification of this Debenture, any invalidity, irregularity or unenforceability of this Debenture or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Debenture or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Debenture or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Debenture except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Debenture.

For so long as any Debentures are outstanding and subject to Section 9.09 of the Supplemental Indenture, the Guarantor will guarantee the delivery of the ADRs issuable upon conversion of the Debentures pursuant to the terms of the Supplemental Indenture and the Debentures.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Debenture shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Debenture until the certificate of authentication on this Debenture shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

Dated: January    , 2006

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:
Name:
Title:

By:
Name:
Title:

[FORM OF REVERSE SIDE OF GLOBAL DEBENTURE]

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

1.75% Convertible Senior Debenture due 2026

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By and Convertible Into American Depositary Receipts of

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Principal and Interest.

Teva Pharmaceutical Finance Company B.V., a company duly organized and existing under the laws of the Netherlands Antilles (the “Issuer”), promises to pay interest on the principal amount of this Debenture at the Interest Rate from January 31, 2006 until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on each February 1 and August 1 of each year (each an “Interest Payment Date”), commencing August 1, 2006.

Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

A Holder of any Debenture at the close of business on a Regular Record Date shall be entitled to receive interest on such Debenture on the corresponding Interest Payment Date. A Holder of any Debenture which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Debenture, notwithstanding the conversion of such Debenture prior to such Interest Payment Date. However, any such Holder which surrenders any such Debenture for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Issuer an amount equal to the interest (including Additional Tax Amounts, if any) on the principal amount of such Debenture so converted, which is payable by the Issuer to such Holder on such Interest Payment Date, at the time such Holder surrenders such Debenture for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Debenture which has been called for redemption by the Issuer in a notice of redemption given by the Issuer pursuant to Article 7 of the Supplemental Indenture shall be entitled to receive (and retain) such accrued interest to the Redemption Date and need not pay the Issuer an amount equal to the interest on the principal amount of such Debenture so converted at the time such Holder surrenders such Debenture for conversion.

2.	Method of Payment.

Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the relevant Regular Record Date for such interest.

Principal of and interest on Global Debentures shall be payable to the Depositary in immediately available funds.

Principal of Physical Debentures will be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Debentures will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the register of the Debentures, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Debentures in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.	Paying Agent and Registrar.

Initially, The Bank of New York, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder.

4.	Supplemental Indenture and Indenture.

The Issuer issued this Debenture under a Supplemental Indenture and a Base Indenture, each dated as of January 31, 2006 (respectively, the “Supplemental Indenture” and the “Base Indenture” and together, the “Indenture”), among the Issuer, the Guarantor and The Bank of New York, as trustee (the “Trustee”). The terms of the Debenture include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Debenture is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

5.	Optional Redemption.

At any time on or after February 1, 2011, this Debenture (except for such portion of the Debenture that the Issuer is required to repurchase pursuant to Section 8.1(a) of the Supplemental Indenture) may be redeemed in whole at any time or in part from time to time, at the option of the Issuer, on any date prior to Maturity, upon notice as set forth in Section 7.3 of the Supplemental Indenture, at the Redemption Price plus any interest accrued and unpaid to, but excluding, the Redemption Date.

If any Debenture selected for partial redemption is converted or elected to be repurchased in part before termination of the conversion right or repurchase right with respect to the portion of the Debenture so selected, the converted or repurchased portion of such Debenture shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Debenture so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Debenture pursuant to Section 2.1(e) of the Supplemental Indenture. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

Notice of redemption will be given by the Issuer to the Holders as provided in the Supplemental Indenture.

6.	Repurchase Rights.

Optional Repurchase Rights. On February 1, 2011, 2016 and 2021, each Holder of Debentures shall have the right, at such Holder’s option but subject to the provisions of the Supplemental Indenture, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Debentures, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus interest accrued and unpaid to, but excluding, the Optional Repurchase Date.

Repurchase Right Upon a Change of Control or Termination of Trading. In the event that a Change of Control or a Termination of Trading shall occur, each Holder shall have the right, at such Holder’s option, in accordance with the Supplemental Indenture, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date that is 45 days after the date of the Issuer Notice given pursuant to the Supplemental Indenture in connection with such Change of Control or Termination of Trading at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus interest accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date.

An Issuer Notice will be given by the Issuer to the Holders as provided in the Supplemental Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Supplemental Indenture.

7.	Conversion Rights.

Subject to and upon compliance with the provisions of the Supplemental Indenture, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at any time at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable ADRs of the Guarantor, at the Conversion Rate in effect at the time of conversion.

Such conversion right shall expire at the close of business on the Business Day immediately preceding February 1, 2026.

In case a Debenture or a portion thereof is called for redemption, such conversion right in respect of the Debenture or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Issuer defaults in making the payment due upon redemption. In the event a Holder exercises its Repurchase Right with respect to a Debenture or portion thereof, such conversion right in respect of the Debenture or portion thereof shall expire at the close of business on the Business Day immediately preceding the applicable Repurchase Date.

The Conversion Rate initially shall be equal to approximately 19.5074 ADRs per $1,000 principal amount of Debentures. The Conversion Rate shall be adjusted in certain circumstances as provided in the Supplemental Indenture.

To exercise the conversion right, the Holder of any Debenture to be converted shall surrender such Debenture duly endorsed or assigned to the Issuer or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice to the Issuer, substantially in the form attached to this Debenture.

Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Debenture whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion, plus Additional Tax Amounts if any.

No fractional ADRs will be issued upon conversion of any Debenture or Debentures. Instead of any fractional ADR that would otherwise be issued upon conversion of such Debenture or Debentures (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the ADRs as of the Trading Day preceding the date of conversion.

If a Holder converts a Debenture in connection with a Non-Stock Change of Control, the Issuer will increase the Conversion Rate applicable to such conversion by a number of additional ADRs, as described in the Section 9.15 of the Supplemental Indenture.

In the event of a Public Acquiror Change of Control, the Issuer may, in lieu of issuing Additional ADRs, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquiror Change of Control, Holders of the Debentures will be entitled to convert their Debentures, into a number of shares of Public Acquiror Common Stock by adjusting the Conversion Rate in effect immediately before the Effective Date of the Public Acquiror Change of Control, as described in the Section 9.16 of the Supplemental Indenture.

Except to the extent that the Issuer has irrevocably elected to make a cash payment of principal upon conversion, the Issuer may elect to deliver either ADRs or a combination of cash and ADRs in satisfaction of the Issuer’s obligation upon conversion of the Debentures. The Issuer shall notify the Holder of the method the Issuer chooses to satisfy its Conversion Obligation. If the Issuer elects to satisfy the entire Conversion Obligation in ADRs, the Issuer shall deliver to such Holder for each $1,000 principal amount of Debentures converted a number of ADRs equal to the Conversion Rate. If the Issuer elects to satisfy the Conversion Obligation in a combination of cash and ADRs, the Issuer shall deliver to such Holder for each $1,000 principal amount of Debentures converted an amount in cash equal to the lower of the fixed dollar amount per $1,000 principal amount of Debentures of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Issuer’s chosen method of settlement and the Settlement Value, or the percentage of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Issuer’s chosen method of settlement multiplied by the Settlement Value; and a number of ADRs for each of the 20 Trading Days in the Settlement Period equal to 1/20th of the Conversion Rate in effect on that day minus the quotient of the Cash Amount divided by the Applicable Stock Price for that day.

At any time prior to the 26th Trading Day preceding the Stated Maturity, the Issuer may irrevocably elect, in its sole discretion without the consent of the Holders of the Debentures, by written notice to the Trustee and the Holders of the Debentures, to satisfy in cash the Conversion Obligation with respect to the principal amount of Debentures to be converted after the date of such election, with any remaining amount of the Conversion Obligation to be satisfied in ADRs.

8.	Denominations; Transfer; Exchange.

The Debentures are issuable in registered form, without coupons, in denominations of $1,000 or integral multiples thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Issuer or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Debentures.

The Issuer shall not be required to exchange or register a transfer of (a) any Debenture for a period of 15 days next preceding the first mailing of notice of redemption of Debentures to be redeemed, or (b) any Debentures selected, called or being called for redemption except, in the case of any Debenture where notice has been given that such Debenture is to be redeemed in part, the portion thereof not so to be redeemed.

In the event of redemption, conversion or repurchase of the Debentures in part only, a new Debenture or Debentures for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

9.	Holders to be Treated as Owners.

The registered Holder of this Debenture shall be treated as its owner for all purposes.

10.	Unclaimed Money.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Debenture and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of the Debenture shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

11.	Satisfaction and Discharge.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Debentures remain outstanding, if (a) all Outstanding Debentures have become due and payable at their scheduled Maturity, or (b) all Outstanding Debentures have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Debentures on the date of their scheduled Maturity or the scheduled Redemption Date.

12.	Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Debentures under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debentures (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Debenture (or pay cash in lieu of conversion) as provided in the Indenture.

13.	Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Debentures occurs when any of the following occurs:

(a) the Issuer defaults in the payment of the principal of any of the Debentures when it becomes due and payable at Maturity, upon redemption or exercise of a Repurchase Right or otherwise;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Debentures when it becomes due and payable and such default continues for a period of 30 days;

(c) the Guarantor fails to perform under the Guarantees;

(d) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Debentures or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, respectively, to remedy the same, shall have been given to the Issuer or the Guarantor, respectively, by the Trustee or to the Issuer or the Guarantor, respectively, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures;

(e) except as otherwise permitted by the Indenture, the Guarantee is held in any final, nonappealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

(f) (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $25,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debentures; or

(g) there are certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantor.

If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

14.	Authentication.

This Debenture shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Debenture.

15.	CUSIP Numbers.

The Issuer has caused CUSIP numbers to be printed on this Debenture and, therefore, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

16.	Governing Law.

The Supplemental Indenture, Indenture and this Debenture shall be governed by, and construed in accordance with, the law of the State of New York.

17.	Successor Corporation.

In the event a successor corporation legal entity assumes all the obligations of the Issuer or the Guarantor under this Debenture, pursuant to the terms hereof and of the Indenture, the Issuer or Guarantor, as the case may be, will be released from all such obligations.

ASSIGNMENT FORM

To assign this Debenture, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Debenture to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Debenture on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name: _____________________________________
(Print your name exactly as it appears on the face of this Debenture)

Your Signature: __________________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

FORM OF CONVERSION NOTICE

TO:	TEVA PHARMACEUTICALS FINANCE COMPANY B.V.

c/o Teva Pharmaceuticals USA, Inc.

1060 Horsham Road

North Wales, PA 19454

Re:	1.75% Convertible Senior Debentures due 2026 (the “Debentures”)

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into ADRs or cash up to the principal amount of the Debentures and ADRs, in accordance with the terms of the Supplemental Indenture and Indenture referred to in this Debenture, and directs that the ADRs issuable and deliverable upon such conversion, together with any check in payment for the cash portion of the settlement amount, any fractional ADRs and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.

Dated:	Your Name: _____________________________________
(Print your name exactly as it appears on the face of this Debenture)

Your Signature: __________________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee*: _____________________________

Social Security or other Taxpayer
Identification Number: _____________________________

Principal Amount
to be Converted (if less than all): $ ____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of ADRs (if to be issued) and Debentures (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

FORM OF NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:	TEVA PHARMACEUTICALS FINANCE COMPANY B.V.

c/o Teva Pharmaceuticals USA, Inc.

1060 Horsham Road

North Wales, PA 19454

Re:    1.75% Convertible Senior Debentures due 2026 (the “Debentures”)

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Teva Pharmaceutical Finance Company B.V. (the “Issuer”) as to the right of a holder to require repurchase by the Issuer of this Debenture on [February 1, 2011] [February 1, 2016] [February 1, 2021][as to the occurrence of a Change of Control/Termination of Trading] with respect to the Issuer and requests and instructs the Issuer to repay the entire principal amount of this Debenture, or the portion thereof (the principal amount of which is an integral multiple of $1,000) below designated, in accordance with the terms of the Supplemental Indenture referred to in this Debenture, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.

Dated:	Your Name: _____________________________________
(Print your name exactly as it appears on the face of this Debenture)

Your Signature: _____________________________________
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee*: _____________________________

Social Security or other Taxpayer
Identification Number: _____________________________

Principal Amount
to be Converted (if less than all): $ ____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).